QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.6

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the use in this Registration Statement on Form S-4 of Hilltop Holdings Inc. of our report dated May 5, 2014 relating to the statement of assets acquired and liabilities assumed by PlainsCapital Bank (a wholly-owned subsidiary of Hilltop Holdings Inc.), which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Dallas, Texas
July 3, 2014

QuickLinks

  Exhibit 23.6
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM